Exhibit 32.1
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
OF BMC SOFTWARE, INC.
PURSUANT TO 18 U.S.C. § 1350
Based on my knowledge, I, Robert E. Beauchamp, Chief Executive Officer of BMC Software, Inc. (the Company), hereby certify that the accompanying report on Form 10-K for the period ending March 31, 2011 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the Report) by the Company fully complies with the requirements of that section.
Based on my knowledge, I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT E. BEAUCHAMP Robert E. Beauchamp
May 5, 2011